As filed with the Securities and Exchange Commission on September 7, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Valero GP Holdings, LLC
(Exact name of registrant as specified in its charter)

Delaware	85-0470977
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

One Valero Way
San Antonio, Texas	78249
(Address of Principal Executive Offices)	(Zip Code)
Valero GP Holdings, LLC
Long-Term Incentive Plan
(Full title of the plan)
Bradley C. Barron
Vice President-General Counsel and Secretary
Valero GP Holdings, LLC
One Valero Way
San Antonio, Texas 78249
(Name and address of agent for service)
(210) 345-2000
(Telephone number, including area code, of agent for service)

Copies to:
Gislar Donnenberg
Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002
(713) 220-4200

CALCULATION OF REGISTRATION FEE

Proposed
		Proposed maximum	maximum	Amount of
Title of securities	Amount to be registered	offering price	aggregate offering	registration
to be registered	(1)(2)	per unit (3)	price	fee
Units representing limited liability company interests	2,000,000 units	$20.33	$40,660,000	$4,351

(1)	Pursuant to Rule 416(a) under the Securities Act, there is also being registered such additional number of units that become available under the plan because of events such as recapitalizations, stock dividends, stock splits or similar transactions effected without the receipt of consideration that increases the number of outstanding units.

(2)	Represents units reserved for issuance under the Valero GP Holdings, LLC Long-Term Incentive Plan.

(3)	The registration fee for such shares was calculated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the units as reported on the New York Stock Exchange Composition Tape on September 5, 2006.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The document(s) containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Valero GP Holdings, LLC (the “Company”) shall maintain a file of such documents in accordance with the provisions of Rule 428(a)(2) of the Securities Act. Upon request, the Company shall furnish to the Commission or its staff a copy of any or all of the documents included in the file.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The Company incorporates by reference in this registration statement the following documents and information previously filed with the Commission:
(1)	The prospectus as filed by the Company with the Commission (File No. 333-132917) pursuant to Rule 424(b)(4) of the Securities Act on July 14, 2006.

(2)	The current report on Form 8-K as filed by the Company with the Commission (File No. 001-32940) on July 25, 2006.

(3)	The description of the Company’s units contained in the Company’s Registration Statement on Form 8-A (File No. 001-32940) as filed by the Company with the Commission on July 11, 2006, and any amendment or report filed for the purpose of updating that description.
     All documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 and Item 7.01 on any current report on Form 8-K) subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.
     Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
          Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against all claims and demands whatsoever. Section 7.7(a) of our limited liability company agreement (the “LLC Agreement”) provides that (a) any person who is or was a member, partner, officer, director, tax matters partner, fiduciary or trustee of us or any of our subsidiaries, other than Valero L.P. and its subsidiaries, (b) any person who is or was serving at our request as an officer, director, member, partner, tax matters partner, fiduciary or trustee of another person, or (c) any person we designate as an “Indemnitee” for purposes of the LLC Agreement (each, an “Indemnitee”) shall be indemnified and held harmless by us from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to the LLC Agreement, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct, or in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful.
          Section 7.7(b) of our LLC Agreement provides that to the fullest extent permitted by law the indemnification, advancement of expenses shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of our outstanding units entitled to vote on such matter, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

          Further, our LLC Agreement provides that we may purchase and maintain insurance, on behalf of our directors and officers, and such other persons as our board of directors shall determine, against any liability that may be asserted against or expense that may be incurred by such person in connection with the our activities or such person’s activities on our behalf, regardless of whether we would have the power to indemnify such person against such liability under the provisions of our LLC Agreement.
          In addition, for purposes of the definition of Indemnitee, the LLC Agreement provides that we shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by such Indemnitee of his duties to us also imposes duties on, or otherwise involves services by, such Indemnitee to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 7.7(a); and action taken or omitted by such Indemnitee with respect to any employee benefit plan in the performance of such Indemnitee’s duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in, or not opposed to, our best interests.
          Any indemnification pursuant to Section 7.7 of the LLC Agreement shall be made only out of our assets, and our unitholders shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to us to enable us to effectuate such indemnification.
          Section 7.7 further provides that expenses (including attorneys’ fees) incurred by an Indemnitee in defending any action, suit or proceeding referred to in Section 7.7 shall be paid by us in advance of the final disposition of such action, suit or proceeding and in advance of any determination that such Indemnitee is not entitled to be indemnified, upon receipt of an undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified by us as authorized in Section 7.7.
          Section 7.8 of the LLC Agreement provides that no director shall be liable for monetary damages to us or our unitholders for breach of fiduciary duty as a director except (i) for a breach of the director’s duty of loyalty to us or our unitholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) for any transaction from which the director derived an improper personal benefit. Furthermore, our board of directors is not responsible for any misconduct or negligence on the part of any agent appointed by the board of directors in good faith.
          Reference is made to Item 9 for our undertakings with respect to indemnification for liabilities arising under the Securities Act.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.

Exhibit
Number	Description

+4.1	Second Amended and Restated Limited Liability Company Agreement of Valero GP Holdings, LLC (incorporated by reference to Exhibit 3.01 to Valero GP Holdings, LLC’s current report on Form 8-K (File No. 001-32940) filed with the Commission on July 25, 2006).

+4.2	Form of unit certificate (incorporated by reference to Exhibit 4.01 to Valero GP Holdings, LLC’s registration statement on Form 8-A/A (File No. 001-32940) filed with the Commission on September 6, 2006).

+4.3	Valero GP Holdings, LLC Long-Term Incentive Plan (incorporated by reference to Exhibit 10.01 to Valero GP Holdings, LLC’s current report on Form 8-K (File No. 001-32940) filed with the Commission on July 25, 2006).

*5.1	Opinion of Andrews Kurth LLP with respect to legality of the securities.

*23.1	Consent of KPMG LLP.

*23.2	Consent of Ernst & Young LLP.

*23.3	Consent of Andrews Kurth LLP (included as part of Exhibit 5.1).

Exhibit
Number	Description

*24.1	Power of Attorney (set forth on the signature page of this registration statement).

+	Incorporated by reference.

*	Filed herewith.
Item 9. Undertakings.
(a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on September 7, 2006.

VALERO GP HOLDINGS, LLC
By:	/s/ Bradley C. Barron
Bradley C. Barron
Vice President–General Counsel and Secretary

POWER OF ATTORNEY
     The undersigned directors and officers of Valero GP Holdings, LLC hereby constitute and appoint Steven A. Blank and Bradley C. Barron each with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorney-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William E. Greehey	Chairman of the Board	September 7, 2006
William E. Greehey

/s/ Curtis V. Anastasio	President and Chief Executive	September 7, 2006
Curtis V. Anastasio	Office

/s/ Steven A. Blank	Senior Vice President, Chief	September 7, 2006
Steven A. Blank	Financial Officer and Treasurer

/s/ Thomas R. Shoaf	Vice President and Controller	September 7, 2006
Thomas R. Shoaf

/s/ William B. Burnett	Director	September 7, 2006
William B. Burnett

/s/ Stan L. McLelland	Director	September 7, 2006
Stan L. McLelland

EXHIBIT INDEX

Exhibit
Number	Description

+4.1	Second Amended and Restated Limited Liability Company Agreement of Valero GP Holdings, LLC (incorporated by reference to Exhibit 3.01 to Valero GP Holdings, LLC’s current report on Form 8-K (File No. 001-32940) filed with the Commission on July 25, 2006).

+4.2	Form of unit certificate (incorporated by reference to Exhibit 4.01 to Valero GP Holdings, LLC’s registration statement on Form 8-A/A (File No. 001-32940) filed with the Commission on September 6, 2006).

+4.3	Valero GP Holdings, LLC Long-Term Incentive Plan (incorporated by reference to Exhibit 10.01 to Valero GP Holdings, LLC’s current report on Form 8-K (File No. 001-32940) filed with the Commission on July 25, 2006).

*5.1	Opinion of Andrews Kurth LLP with respect to legality of the securities.

*23.1	Consent of KPMG LLP.

*23.2	Consent of Ernst & Young LLP.

*23.3	Consent of Andrews Kurth LLP (included as part of Exhibit 5.1).

*24.1	Power of Attorney (set forth on the signature page of this registration statement).

+	Incorporated by reference.

*	Filed herewith.